EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

China Shuangji Cement, Ltd.
221 Linglong Road
Zhaoyuan City, Shandong Province, PRC 256400

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 14, 2010, relating to the consolidated financial statements of China Shuangji Cement Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Bernstein and Pinchuk LLP

B&P Accountants LLP
New York, New York

August 24, 2010